EXHIBIT (31.1)

CERTIFICATIONS

I, Douglas M. Baker, Jr., certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of Ecolab Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 5, 2014

/s/Douglas M. Baker, Jr.
Douglas M. Baker, Jr.
Chairman of the Board and
Chief Executive Officer

I, Daniel J. Schmechel, certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of Ecolab Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 5, 2014

/s/Daniel J. Schmechel
Daniel J. Schmechel
Chief Financial Officer